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                                                                 Exhibit 10.12 h



                                 AMENDMENT NO. 8
                                       TO
                                CREDIT AGREEMENT

           AMENDMENT NO. 8 (the "Amendment") TO "CREDIT AGREEMENT" (as defined below), dated as of October 15, 1999, among American Architectural Products Corporation, a Delaware corporation, Eagle & Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation, Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a Delaware corporation, Binnings Building Products, Inc., a Delaware corporation, Danvid Window Company, a Delaware corporation, Modern Window Corporation, formerly known as Modern Window Acquisition Corporation, a Delaware corporation, American Glassmith, Inc., formerly known as American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, American Weather-Seal Company, formerly known as Weather-Seal Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center, Inc., a Delaware corporation, Denver Window Company, formerly known as Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC Two Acquisition Corporation, a Delaware corporation (the "Borrowers"), the institutions party to the Credit Agreement (the "Lenders"), and BankBoston, N.A., in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement, dated as of June 9, 1998, as amended, by and among the Borrowers, the Lenders and the Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

           WHEREAS, the Borrowers, the Lenders and the Agent have entered into the Credit Agreement; and

           WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

           1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the date first above written, unless otherwise specified herein, and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in SECTION 2 below, the Credit Agreement shall be and hereby is amended as follows:

         a. SECTION 7.3(B)(iii) is hereby amended to insert at the beginning thereof the phrase "with the written consent of the Agent,".


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           b. SECTION 7.3(G) is hereby amended to delete therefrom the phrase
"The Borrowers shall not make any Acquisitions unless such Acquisitions meet the following requirements" and to substitute therefor the phrase "The Borrowers shall not make any Acquisitions unless such Acquisitions (x) are consented to in writing by the Agent prior to the consummation of such Acquisitions and (y) unless such Acquisitions meet the following requirements".

           c. SECTION 7.3(S) is hereby amended and restated as follows:

           "(S) LIMITATION ON REVOLVING CREDIT AVAILABILITY. The Borrowers shall not permit the Revolving Credit Availability to be less than (i) Five Hundred Thousand Dollars ($500,000.00) between October 15, 1999 and December 1, 1999 and (ii) Ten Million Dollars ($10,000,000) at any time between April 15 and June 1 or between October 15 and December 1 of any year thereafter.

           d. SECTION 7.4(C) is hereby amended, with such amendment to SECTION 7.4(C) being effective as of September 30, 1999, to delete therefrom the amount "$9,100,000" and to substitute therefor the amount "$7,100,000".

           2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above written, if, and only if, the Agent has received by facsimile, with an original copy to follow within a reasonable period of time thereafter, an executed copy of this Amendment from the Borrowers, the Required Lenders and the Agent.

           3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers hereby represent and warrant as follows:

           (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

           (b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

           4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

           (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.


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           (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

           (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

           5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

           6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

           7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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           IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

AMERICAN ARCHITECTURAL                       BANKBOSTON, N.A., individually and
PRODUCTS CORPORATION                         as Agent

EAGLE AND TAYLOR COMPANY                     By:  /s/ Edward Bartkowski
                                                --------------------------------
                                             Name:  Edward Bartkowski
FORTE, INC.                                  Title: Authorized Officer

WESTERN INSULATED GLASS, CO.

THERMETIC GLASS, INC.

BINNINGS BUILDING PRODUCTS, INC.

DANVID WINDOW COMPANY

MODERN WINDOW CORPORATION

AMERICAN GLASSMITH, INC.

VINYLSOURCE, INC.

AMERICAN WEATHER-SEAL
COMPANY

EAGLE WINDOW & DOOR CENTER, INC.

DENVER WINDOW COMPANY

AAPC ONE ACQUISITION CORPORATION

AAPC TWO ACQUISITION CORPORATION

By:  /s/ Richard L. Kovach
    -----------------------------------------
    (on behalf of the above-listed parties)
    Name:   Richard L. Kovach
    Title:  CFO